AMENDMENT NO. 5

TO SECOND AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

Amendment No. 5 to Second Amended and Restated Flow Servicing Agreement, dated as of September 1, 2015 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P.,  Delaware limited partnership (the “Owner”).

RECITALS

WHEREAS, the Servicer and the Owner are parties to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Owner  have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Owner hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 1.01 of the Existing Servicing Agreement is hereby amended by deleting the definitions of  “Ancillary Income”,  “Servicing Fee”  and “Supplemental Servicing Fee”  and replacing each in its entirety as follows:

Ancillary Income:  All income derived from the Mortgage Loans (other than payments or other collections in respect of principal, interest, Escrow Payments and Prepayment Penalties attributable to the Mortgage Loans) including, but not limited to, assumption fees, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds,  the Servicer’s share of all late charges, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.  In no event shall the Servicer be entitled to any Prepayment Penalties.

 Servicing Fee:  With respect to each Mortgage Loan, the monthly sum of (a) the applicable Base Servicing Fee, (b) if such Mortgage Loan is a Third Party Loan, the applicable Additional Servicing Fee, and (c) if such Mortgage Loan is a Distressed Whole Loan, the applicable Supplemental Servicing Fee. With respect to each newly boarded Mortgage Loan, boarded on or before the 15th day of the month, the Servicer shall be entitled to receive the full monthly Servicing Fee for each newly boarded Mortgage Loan. With respect to each newly boarded Mortgage Loan boarded after the 15th day of the month, the Servicer shall be entitled to one-half of the monthly Servicing Fee for each newly boarded Mortgage Loan. With respect to each Mortgage Loan released from servicing, Servicer shall be entitled to receive the full monthly Servicing Fee irrespective of the applicable release date.

Supplemental Servicing Fee:  With respect to each Distressed Whole Loan, the Supplemental Servicing Fee set forth in or established pursuant to Exhibit 9 hereto.

Third Party Loan: A Mortgage Loan (including any Correspondent Loan) owned by a third party investor and with respect to which Owner owns or has otherwise acquired the Servicing Rights relating thereto, and any Correspondent Loan held by Owner as a whole loan.

SECTION 2. Servicing of Agency Mortgage Loans. Article III of the Existing Servicing Agreement is hereby amended by deleting Section 3.01 in its entirety and replacing it as follows:

Section 3.01Servicer to Act as Servicer of Agency Mortgage Loans.

The Servicer shall service and administer each Agency Mortgage Loan in accordance and shall otherwise comply in all respects with the related Guide, including the requirements of such Guide relating to the maintenance of custodial and escrow accounts, it being understood that any interest paid by the depository institution on funds deposited in any related custodial account or escrow account shall accrue to the benefit of the Owner. To the extent required by law, the Owner shall be responsible for interest on escrowed funds to the Mortgagor notwithstanding that such escrow account may be non interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 3. Servicing of Non-Agency Mortgage Loans. Article IV of the Existing Servicing Agreement is hereby amended as follows:
(a) by deleting the last sentence of Section 4.04 in its entirety and replacing it as follows:

Any interest paid by the depository institution on funds deposited in the Custodial Account and relating to any Distressed Whole Loan shall accrue to the benefit of the Servicer and the Servicer may retain any such interest.

(b) by deleting Section 4.05(vi) in its entirety and replacing it as follows:

(vi) to pay to itself any interest earned on funds deposited in the Custodial Account and relating to any Distressed Whole

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Loan (all such interest to be withdrawn monthly not later than each Remittance Date); and

(c) by deleting the last two sentences of Section 4.06 in their entirety and replacing them as follows:

Any interest paid on funds deposited in the Escrow Account by the depository institution and relating to any Distressed Whole Loan shall accrue to the benefit of the Servicer.  To the extent required by law, the Servicer shall be responsible to pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non interest bearing or that interest paid thereon is insufficient for such purposes.

(d) by deleting Section 4.07(vi) in its entirety and replacing it as follows:

(vi) to pay the Servicer, or any Mortgagors to the extent required by law, any interest due on the funds deposited in the Escrow Account and relating to any Distressed Whole Loan or to pay the Owner, or any Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account and relating to any Mortgage Loan other than a Distressed Whole Loan;

SECTION 4. Exhibits. Exhibit 9 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

SECTION 5. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents. On or prior to the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:
(a) this Amendment, executed and delivered by duly authorized officers of the Servicer and the Owner; and
(b) such other documents as such party or counsel to such party may reasonably request.

5.2 Representations and Warranties.  On or prior to the Amendment Effective Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

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SECTION 6. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 9. Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Servicer:PENNYMAC LOAN SERVICES, LLC

By:  _/s/ Anne D. McCallion________________
 Name:  Anne D. McCallion
 Title:    Chief Financial Officer

The Owner:PENNYMAC OPERATING PARTNERSHIP, L.P.

By:  PennyMac GP OP, Inc.,

_________________    its General Partner

By: _/s/ Andrew S. Chang_________________
 Name:    Andrew S. Chang
 Title:   Chief Business Development Officer

Exhibit A

EXHIBIT 9

TERM SHEET

THIRD PARTY LOANS

BASE SERVICING FEES
(per loan)

With respect to each Mortgage Loan that is a Third Party Loan and not a Distressed Whole Loan, the Base Servicing Fee shall be:

(i)if such Mortgage Loan is a Fixed-Rate Mortgage Loan, $7.50; or

(ii)if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, $8.50.

ADDITIONAL SERVICING FEES

(per loan)

With respect to each Mortgage Loan that is a Third Party Loan, the Additional Servicing Fee shall be one of the following:

(i)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, 0;

(ii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 60 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $10.00;

(iii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 60 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $20.00;

(iv)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $50.00;

(v)if, as of the first day of the relevant month, a bankruptcy proceeding is pending by or against the Mortgagor, $45.00;

Exh. 9-1

(vi)if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $55.00; or

(vii)if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

Exh. 9-2

DISTRESSED WHOLE LOANS

BASE SERVICING FEES
(per loan)

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Base Servicing Fee shall be one of the following:

(i)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, $30.00;

(ii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $60.00;

(iii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $90.00;

(iv)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(v)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(vi)if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $125.00; or

(vii)if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

SUPPLEMENTAL SERVICING FEES

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Supplemental Servicing Fee shall be $25.00.

Exh. 9-3

THIRD PARTY LOANS AND DISTRESSED WHOLE LOANS

OTHER KEY PARAMETERS

Remittance Types	Actual/Actual Basis during Interim Servicing Period
Remittance Date	See definition of Remittance Date
Servicing Advances	Servicer to be reimbursed monthly for all unpaid Servicing Advances incurred by Servicer in the prior month including Cost of Funds.
Cost of Funds on Servicing Advances	Refer to Section 5.04
Prepayment Penalties	Owner will retain 100% of the prepayment penalties.
Late Charges Collected	Servicer will retain 75% of late charges collected by Servicer
Ancillary Income	Servicer will retain 100% of all Ancillary Income
Delegated Authority	Refer to Exhibit 10
Contract Term	Refer to Section 8.01
Eligible Mortgage Loan	See definition of Eligible Mortgage Loan

ANCILLARY INCOME AND OTHER FEES

The Servicer shall be entitled to all Ancillary Income and the following Other Fees in addition to the Servicing Fee:

Setup Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $10.00 if information is provided to Servicer in a format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.  With respect to each Distressed Whole Loan, $15.00 if information is provided to Servicer in format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.

Service Release Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $25.00 if released on or prior to the first anniversary of boarding, $23.00 if released after the first anniversary of boarding and on or prior to the second anniversary of boarding, and $18.00 if released thereafter. With respect to each Distressed Whole Loan, $500.00 if released within one

Exh. 9-4

year of boarding, $40.00 if released within two years of boarding and $40.00 if released thereafter.

Deed in Lieu Fee:  $500, unless the deed in lieu is completed under the U.S. Treasury’s Home Affordable Foreclosure Alternatives initiative, in which case no Deed in Lieu Fee shall apply.

Liquidation Fee:  150 basis points of the gross proceeds received in connection with either the disposition of a Mortgage Loan (including the sale of the related Mortgage Note) or an REO Property or a full or discounted payoff accepted by the Servicer with respect to a Mortgage Loan, including a full or discounted payoff accepted in connection with the sale of the Mortgaged Property to a third party.

REO Property Rental Fee: $30 per month per REO Property.

REO Property Management Fee: Servicer’s cost if property management services and/or any related software costs are outsourced to a third party property management firm or 9% of gross rental income if Servicer provides property management services directly.

Tax Service Contract:  $75.00 per Mortgage Loan.

Flood Zone Service Contract:  Servicer’s cost.

MERS Fee:  Servicer’s cost.

Reperformance Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as then in effect) if the Mortgage Loan is brought current (after having been delinquent for a period of 90 days or more) without any modification and remains current for a consecutive period of 12 months or is sold prior to the expiration of such 12 months.

Modification Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the modification) if the modification includes an interest rate reduction or is classified by the Servicer (acting in accordance with Accepted Servicing Practices) as a full modification; or, if the Servicer participates in the U.S. Treasury’s Home Affordable Modification program (or other similar mortgage loan modification programs) and enters into a transaction involving the Mortgage Loan that results in the payment or retention of any incentive payment to the Servicer or Owner and the Servicer is not otherwise entitled to a Modification Fee as set forth above, 150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the transaction).

If the Servicer enters into a transaction involving the Mortgage Loan under the U.S. Treasury Department’s Home Affordable Modification program (or other similar mortgage loan modification programs) that results in any incentive payment to the Servicer or Owner and the Servicer has already collected a Modification Fee, the Servicer shall reimburse the Owner the amount of such incentive payments.

In the event the Servicer effects a refinancing of a Distressed Whole Loan on behalf of the Owner and not through a third party lender and the resulting Mortgage Loan is readily saleable, or the Servicer originates a Mortgage Loan to facilitate the disposition of REO

Exh. 9-5

Property, the Servicer shall be entitled to fees and other compensation in connection with such originations based on market-based pricing and terms that are consistent with the pricing and terms offered by the Servicer to unaffiliated third parties on a retail basis.  The amount of the compensation and the pricing and terms offered by the Servicer shall be subject to review by the Owner and the Servicer from time to time to reflect market rates.  The Owner shall reimburse the Servicer for any out of pocket expenses that the Servicer incurs in connection with any such origination, including title fees, legal fees and closing costs.

Exh. 9-6